Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Amendment No. 2 to

Terminal Services Agreement (Marcus Hook Butane)

By and Between

Sunoco Partners Marketing & Terminals L.P.

And

Philadelphia Energy Solutions Refining and Marketing LLC

This Amendment No. 2 to the Terminal Services Agreement (Marcus Hook Butane) (the “Amendment”) is made as of this 12th day of October, 2014, by and between Sunoco Partners Marketing & Terminals L.P. (“SPMT”) and Philadelphia Energy Solutions Refining and Marketing LLC (“Customer” or “PES”).

RECITALS

WHEREAS, Sunoco, Inc. (R&M) and PES executed that certain Terminal Services Agreement (Marcus Hook — Butane), dated as of September 8th, 2012 (the “Original Agreement”);

WHEREAS, pursuant to that certain Bill of Sale, Assignment and Assumption Agreement dated as of April 1, 2013, Sunoco, Inc. (R&M) assigned to SPMT and SPMT assumed all of Sunoco, Inc. (R&M)’s rights, title and interest arising under the Original Agreement;

WHEREAS, SPMT and PES executed that certain Amendment No. 1 to Terminal Services Agreement (Marcus Hook — Butane), dated as of September 10, 2013 (“Amendment No. 1”);

WHEREAS SPMT and PES terminated certain provisions of Amendment No. 1 by executing that certain Termination of Amendment No. 1 to Terminal Services Agreement (Marcus Hook — Butane), dated as of October 3, 2014 (the “Amendment No. 1 Termination” and together with the Original Agreement and Amendment No. 1., the “Agreement”); and

WHEREAS, SPMT and PES desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPMT and PES intending to be legally bound agree as follows:

1.              Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

2.              Section 1.a(ii) of the Original Agreement is deleted in its entirety and replaced with the following:

“Such other additional services as may described herein and in the Attachments to this Agreement, including access to the Terminal’s truck rack, marine dock, and rail unloading rack.”

3.              The first sentence of Section 1.b. of the Original Agreement is deleted in its entirety and replaced with the following:

“SPMT shall receive Products into the Terminal by marine vessel, pipeline receipts, trucks, and railcars and store such Products in the Caverns. SPMT’s receipt of Products into the Terminal by railcars shall be conditioned upon (i) receiving a specific request via email at NACALABRETTI@sunocologistics.com by Customer for each railcar; (ii) SPMT’s approval of each such railcar, in SPMT’s sole discretion (which approval shall be communicated to Customer via email at [PETER.SCHWARZ@PES-Companies.com] and may be withheld or subject to conditions specified by SPMT); and (iii) receipt by SPMT of a certificate of analysis for each such railcar or lot of railcars prior to unloading.”

4.              Section 3.b. of the Original Agreement is deleted in its entirety and replaced with the following:

“Custody of Products received from Customer at the Terminal shall pass to SPMT at the time such Products enter the Terminal’s inlet flange located at the Terminal’s pipeline, truck, railcar or dock manifold, and shall remain with SPMT until such time custody is transferred either:

(i) At the point of delivery into Customer’s nominated vessel;

(ii) To any of the pipelines specified in Attachment A; or

(iii) At the point of delivery into Customer’s trucks at the Loading Rack.”

5.              The following additional row is added to the table in Section 5.b. of the Original Agreement:

“Transportation Method	Deliveries		Withdrawals
Railcar	[**]	%	Not available”

6.              The description of the Terminal in Attachment A to the Original Agreement is modified by adding the following item:

“5)                        Rail unloading rack”

7.              The following additional fee is inserted after the “Truck Rack Loading/Unloading Fee” in Attachment A to the Original Agreement:

“Rail Unloading Fee:  Customer will pay SPMT a fee of $[**] per gallon for all volumes received by railcar via the railcar unloading rack.”

8.              The section entitled “Method of Receipts and Deliveries” in Attachment A to the Original Agreement is modified by inserting “Railcar” as an additional method of receipts.

9.              This Amendment shall be effective as of date hereof.

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.       Modifications. Except as otherwise expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the Agreement remain unaltered and in full force and effect.

11.       Counterparts and Delivery. This Amendment (i) may be executed in counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and (ii) will be considered signed when the signature of a party is delivered by facsimile transmission, by scanned image (e.g., .pdf file extension) as an attachment to e-mail, or by any other electronic means, which signature must be treated in all respects as having the same effect as an original signature

[Remainder of Page Intentionally Left Blank]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Terminal Services Agreement (Marcus Hook Butane) on the date and year first above written.

SUNOCO PARTNERS MARKETING & TERMINALS, L.P.
By: Sunoco Logistics Partners Operations GP LLC,
its general partner

By:	/s/ Robert M. Ricciuti
Name:	Robert M. Ricciuti
Title:	VP Ref Prod

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:	/s/ Thomas J. Scargle
Name:	Thomas J. Scargle
Title:	SVP Supply & Distribution

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.